Exhibit 99.2

                 THE POWERS, PREFERENCES, RIGHTS AND LIMITATIONS
                      OF THE SERIES OF THE PREFERRED STOCK
                                       OF
                            ALANCO TECHNOLOGIES, INC.

                                   DESIGNATED
                            SERIES D PREFERRED STOCK


         The series designated "Series D Preferred Stock" of the Company's Preferred Stock, to be issued as the Board of Directors may determine, shall have the following preferences, rights and limitations in addition to those applicable generally to the preferred stock of the Company:

1. Number of Authorized Shares in Series. There shall be a total of 500,000 authorized shares of Series D Preferred Stock.

2. Priority. The Series D Preferred Stock shall have a priority ranking superior to the Common Stock of the Company and all other series of Preferred Stock of the Company, except the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock of the Company which shall have a ranking superior to the Series D Preferred Stock, with respect to payment of dividends and upon dissolution, liquidation and winding-up of the Company.

3. Dividends. Holders of shares of Series D Preferred Stock shall be entitled to receive, when declared by the Board of Directors, out of funds and assets of the Company legally available therefore, an annual cumulative dividend (calculated on the basis of the redemption price of $10.00 per share of Series D Preferred Stock) of fifteen (15%) percent per annum through December 31, 2009, and twenty (20%) percent per annum thereafter, payable quarterly on or before the fifteen
(15th) day of the month following each calendar quarter, to stockholders of record on the respective record dates (which shall be the last day of the last month for the calendar quarter period just ended. Notwithstanding anything herein to the contrary, in the event the Company does not timely pay the dividend stated herein on the Series D Preferred Stock, the dividend rate shall be automatically increased by five (5%) percent per annum until the dividend is paid. Dividends on each share of the Series D Preferred Stock shall accrue and be cumulative from the date of issue and shall be appropriately prorated with respect to the period between such date of issue and the first dividend payment date. Accumulations of unpaid dividends shall not bear interest.

         So long as any shares of Series D Preferred Stock are outstanding, the Company shall not declare and pay or set apart for payment any dividends or make any other distribution on the Common Stock and shall not redeem, retire, purchase or otherwise acquire, any shares of Common Stock or Preferred Stock ranking inferior to the Series D Preferred Stock, unless at the time of making such declaration, payment, distribution, redemption, retirement, purchase or acquisition dividends on all outstanding shares of Series D Preferred Stock for all past quarterly dividend periods shall have been paid or declared sufficient funds set apart for the payment thereof.
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4. Voting. The holders of shares of Series D Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon matters submitted to shareholders for a vote, in the same manner and with the same effect as the holders of shares of Class A Common Stock, voting together with the holders of Class A Common Stock as a single class to the extent permitted by law and except as stated below. Holders of Series D Preferred Stock shall have seven votes per share of Series D Preferred Stock owned.

         So long as any shares of the Series D Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written consent of the holders of at least two thirds of the aggregate number of shares at the time outstanding of the Series D Preferred Stock:

                    (i) authorize, create or increase any class of capital stock ranking equal or prior to the Series D Preferred Stock as to dividends or upon liquidation, dissolution or winding-up; or

                    (ii) alter or change any of the powers, preferences or special rights given to the Series D Preferred Stock so as to affect the same adversely.

5. Redemption. The Company may, at the option of the Board or Directors, redeem all or any part of the outstanding Series D Preferred Stock at any time at the redemption price equal to $10.00 per share of the Series D Preferred Stock to be redeemed, plus accrued unpaid dividends, if any, provided that notice of redemption is sent by certified mail to the holders of record of the Series D Preferred Stock to be redeemed at least ten (10) days prior to the date of redemption specified in such notice, addressed to each such holder at his address as it appears in the records of the Company. In case of the redemption of a part only of the Series D Preferred Stock, the shares of such series to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine. The Board of Directors shall have full power and authority to prescribed the manner in which and subject to the provisions and limitations herein contained, the terms and conditions upon which such stock shall be redeemed from time to time.

         On or after the redemption date each holder of shares of Series D Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Company and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

         All rights arising under the Designation of Powers, Preferences, Rights and Limitations, other than the right to receive the redemption price, shall terminate upon the payment of good funds on or before the redemption date to the holder of the applicable shares. The Company may also deposit the aggregate redemption price payable with respect to the shares of Series D Preferred Stock to be redeemed (or the portion thereof not already paid in the redemption of such shares) (the "Redemption Deposit") with the Company's transfer agent or any bank or trust company in the United States named in the notice of redemption. Such deposits are to be payable in amounts as aforesaid to the respective orders of the holders of record of the shares of Series D Preferred Stock upon surrender of the certificates evidencing such shares as described above. From and after the making of the Redemption Deposit, all rights of the holders of the applicable shares arising under this Designation of Powers, Preferences, Rights and Limitations shall terminate, other than the right to receive from such transfer agent, bank or trust company, without interest, the moneys so deposited with it, and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company, and such shares shall not be deemed to be outstanding for any purchase whatsoever.

6. No Sinking Fund. The shares of the Series D Preferred Stock shall not be entitled to benefit of any sinking or purchase fund to be applied to the redemption or purchase of such stock.

7. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series D Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made in respect of any class or series of stock which shall rank subordinate thereto as to assets the fixed sum of $10.00 for each share of Series D Preferred Stock held by them plus accrued and unpaid dividends, if any, thereon.

         If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to its Series D Preferred Stock holders shall be insufficient to pay the holders of Series D Preferred Stock the full amount to which they are entitled hereunder, the holders of Series D Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Series D Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such stock were paid in full. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company payments shall have been made to the holders of the Series D Preferred Stock of the full amount to which they shall respectively be entitled hereunder, such holders shall not be entitled to any further participation in the distribution of the remaining assets of the Company available for distribution to its stockholders.

         Neither the merger or consolidation of the Company into or with another corporation nor the merger or consolidation of any other corporation into or with the Company, nor the sale, transfer or lease of all or substantially all of the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

8. Redeemed Shares. Shares of the Series D Preferred Stock redeemed or purchased by the Company shall have the status of authorized and un-issued shares of Series D Preferred Stock.